Exhibit 99.1

NEWS RELEASE

Apache reports 34 percent growth in onshore North America liquids production in 2013

•	Onshore North America liquids production increased 45,600 barrels per day in 2013

•	140 percent of 2013 production replaced through drilling

•	2014 quarterly dividend increased 25 percent to $0.25 per share

•	Worldwide fourth-quarter production averaged 688,000 boe per day; 661,000 boe per day excluding noncontrolling interest

•	Fourth-quarter GAAP earnings of 43 cents per diluted share/$174 million; adjusted earnings* of $1.57 per share/$631 million

•	Fourth-quarter cash flow from operations of $2.5 billion; $2.1 billion before changes in working capital*

•	11.2 million shares repurchased for $1 billion during 2013

HOUSTON, Feb. 13, 2014 – Apache Corporation (NYSE, Nasdaq: APA) today announced full-year 2013 earnings of $2.2 billion or $5.50 per diluted common share and adjusted earnings,* which exclude certain items that impact the comparability of results, of $3.2 billion or $7.92 per share. In 2012, Apache reported earnings of $1.9 billion or $4.92 per diluted common share and adjusted earnings of $3.8 billion or $9.48 per share. Net cash provided by operating activities totaled approximately $9.8 billion in 2013, compared with $8.5 billion in the prior year, with cash from operations before changes in operating assets and liabilities* totaling $9.8 billion, compared with $10.3 billion in 2012.

Apache also reported that onshore North American liquids production increased 34 percent in 2013 and the company replaced 140 percent of 2013 production through drilling.

“Our strong performance is driven by predictable liquids production growth from our North American onshore assets combined with large free cash flow generation from our international operations,” said G. Steven Farris, chairman and chief executive officer at Apache. “We increased onshore North America liquids production by 45,600 barrels per day through drilling in 2013, and we replaced 140 percent of worldwide production through the drill bit.

APACHE REPORTS FOURTH-QUARTER, FULL-YEAR 2013 RESULTS — ADD 1

“We made significant strides in focusing our portfolio during the year, exiting production on the Gulf of Mexico Shelf, streamlining our Canada position and establishing our partnership with Sinopec in Egypt,” Farris said. “The proceeds of these transactions – which together total approximately $7 billion – have provided the company with additional financial flexibility. The sale of our Argentina operations announced yesterday continues our decisive strategic steps in 2013.”

Fourth-quarter 2013 financial results

Apache reported fourth-quarter 2013 earnings of $174 million or 43 cents per share and adjusted earnings* of $631 million or $1.57 per share. For the same period in the prior year, Apache reported earnings of $649 million or $1.64 per diluted common share and adjusted earnings of $907 million or $2.27 per share. Net cash provided by operating activities totaled approximately $2.5 billion, up from $2.1 billion a year earlier, with cash from operations before changes in operating assets and liabilities* totaling $2.1 billion, compared with $2.8 billion in the year-ago period.

Fourth-quarter production and operating highlights

Highlights from fourth quarter drilling include:

•	Total worldwide net daily production of oil, natural gas, and natural gas liquids (NGLs) averaged 688,000 barrels of oil equivalent (boe) per day. Excluding the noncontrolling interest in Egypt operations, production totaled 661,000 boe per day. Liquids production comprised 55 percent of the total.

•	The Permian and Central regions increased liquids production 32,500 barrels per day over the prior-year period. Total production from the two regions – 227,000 boe per day – was 33 percent of Apache’s total production.

•	The Permian Region achieved record production averaging 134,000 boe per day, up 13 percent from the prior-year period. The region averaged 43 rigs in operation during the quarter, spud 242 gross wells (83 horizontals) and completed 289 gross wells (235 net).

•	Apache’s Central Region’s production of 93,000 boe per day was 18 percent above the prior-year period. Liquids production was up 57 percent from the prior-year period. The region averaged 25 drilling rigs and drilled 66 gross (51 net) wells.

APACHE REPORTS FOURTH-QUARTER, FULL-YEAR 2013 RESULTS — ADD 2

Year-end 2013 reserves

Worldwide estimated proved reserves totaled 2.65 billion boe at year-end 2013. Excluding acquisitions, divestments and revisions, proved reserves increased 4 percent. Extensions and discoveries of 389 million boe were 140 percent of 2013 production.

The Permian Region replaced 323 percent of production through drilling and increased proved reserves by nearly 14 percent to 910 million barrels of oil equivalent (MMboe). The Central Region replaced 195 percent of production and increased proved reserves nearly 14 percent to 304 MMboe.

Impact of Gulf of Mexico Shelf divestiture

On Sept. 30, 2013, Apache completed the sale of its Gulf of Mexico Shelf operations and properties to Fieldwood Energy LLC, a portfolio company of Riverstone Holdings, for $3.75 billion and assumption of liabilities for future abandonment costs of the properties with an estimated discounted value of $1.5 billion. In addition to reducing production volumes, the divestiture affected the company’s fourth-quarter 2013 financial results in these areas:

•	U.S. oil price realizations were impacted by the sale of Shelf production that sold at a premium to the West Texas Intermediate benchmark. Apache’s realized oil price in the United States averaged $93.36 per barrel in the fourth quarter, down from $105.82 in the third quarter.

•	Apache’s adjusted worldwide effective tax rate* increased to 44 percent as higher-rate international operations made up a larger portion of total income before taxes absent income from Shelf operations. In the third quarter, Apache’s adjusted worldwide effective tax rate* was 42 percent.

APACHE REPORTS FOURTH-QUARTER, FULL-YEAR 2013 RESULTS — ADD 3

Oil and gas prices

Apache’s mix of hydrocarbon production during the fourth quarter 2013 included approximately 46 percent crude oil and 9 percent natural gas liquids (NGLs). Due to the premium prices received for crude oil and NGLs, these products contributed 83 percent of the company’s revenue during the period.

Worldwide, Apache received an average price of $100.59 per barrel of crude oil during the fourth quarter compared with $98.93 per barrel in the prior-year period. Apache received an average price of $3.71 per thousand cubic feet (Mcf) of natural gas, compared with $4.14 per Mcf in the prior-year period.

About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt, the United Kingdom, Australia and Argentina. Apache posts announcements, operational updates, investor information and press releases on its website, www.apachecorp.com.

*	Adjusted earnings, cash from operations before changes in operating assets and liabilities, and adjusted effective tax rate are non-GAAP measures. Please see reconciliations below. For supplemental financial and operational data and non-GAAP information, please go to http://www.apachecorp.com/financialdata.

APACHE REPORTS FOURTH-QUARTER, FULL-YEAR 2013 RESULTS — ADD 4

Conference call

Apache will conduct a conference call to discuss its results and review its portfolio at 1 p.m. Central time on Thursday, Feb. 13. The conference call will be webcast from Apache’s website, www.apachecorp.com. The webcast replay will be archived on Apache’s website. The conference call will be available for delayed playback by telephone for one week beginning at approximately 4 p.m. Central time on Feb. 13. To access the telephone playback, dial 855-859-2056 or 404-537-3406 for international calls. The conference access code is 30664028.

Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These statements include, but are not limited to, statements about future plans, expectations, and objectives for Apache’s operations, including statements about our drilling plans and production expectations, asset sales and monetizations and share repurchases. The transaction with YPF is subject to customary closing conditions and may not be completed for the amount expected, in the anticipated time frame, or at all. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2012 Form 10-K filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

Contacts

Media:	(713) 296-6100	Patrick Cassidy
	(713) 296-7276	Bill Mintz
	(713) 296-6662	Bob Dye

Investor:	(281) 302-2286	Brady Parish
Castlen Kennedy
Christopher Cortez
Alicia Reis

Website: www.apachecorp.com

APACHE CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(In millions, except per share data)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2013	2012	2013	2012
REVENUES AND OTHER:
Oil revenues	$2,914	$3,386	$12,903	$13,210
Gas revenues	633	854	2,829	3,193
NGL revenues	181	153	670	544

Oil and gas production revenues	3,728	4,393	16,402	16,947
Derivative instrument gains (losses), net	(124)	(79)	(399)	(79)
Other	(28)	77	51	210

	3,576	4,391	16,054	17,078

COSTS AND EXPENSES:
Depreciation, depletion and amortization
Oil and gas property and equipment
Recurring	1,208	1,277	5,114	4,812
Additional	368	28	1,176	1,926
Other assets	113	103	410	371
Asset retirement obligation accretion	47	60	243	232
Lease operating expenses	637	790	3,056	2,968
Gathering and transportation	60	68	297	303
Taxes other than income	222	235	832	862
General and administrative	127	147	503	531
Merger, acquisitions & transition	33	2	33	31
Financing costs, net	19	40	174	165

	2,834	2,750	11,838	12,201

INCOME BEFORE INCOME TAXES	742	1,641	4,216	4,877
Current income tax provision	474	470	1,665	2,199
Deferred income tax provision	38	503	263	677

NET INCOME INCLUDING NONCONROLLING INTEREST	230	668	2,288	2,001
Preferred stock dividends	—	19	44	76
Net income attributable to noncontrolling interest	56	—	56	—

INCOME ATTRIBUTABLE TO COMMON STOCK	$174	$649	$2,188	$1,925

NET INCOME PER COMMON SHARE:
Basic	$0.44	$1.66	$5.53	$4.95
Diluted	$0.43	$1.64	$5.50	$4.92

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	399	391	395	389
Diluted	401	407	406	391

DIVIDENDS DECLARED PER COMMON SHARE	$0.20	$0.17	$0.80	$0.68

APACHE CORPORATION

SUMMARY OF CAPITAL COSTS INCURRED

(In millions)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2013	2012	2013	2012
CAPITAL EXPENDITURES:
Exploration & Development Costs
United States	$1,302	$1,543	$5,473	$5,151
Canada	218	131	720	590

North America	1,520	1,674	6,193	5,741

Egypt (1)	353	265	1,166	1,074
Australia	268	355	1,179	873
North Sea	227	183	874	886
Argentina	37	67	182	289
New Ventures-International	(6)	14	22	98

International (1)	879	884	3,423	3,220

Worldwide Exploration & Development Costs (1)	$2,399	$2,558	$9,616	$8,961

Gathering, Transmission and Processing Facilities
United States	$49	$18	$169	$75
Canada	24	34	135	172
Egypt (1)	25	18	82	33
Australia	211	103	745	441
Argentina	4	4	11	16
North Sea	1	1	1	1

Total Gathering, Transmission and Processing (1)	$314	$178	$1,143	$738

Asset Retirement Costs	$90	$392	$484	$948

Capitalized Interest	$98	$93	$374	$334

Capital Expenditures, excluding Acquisitions (1)	$2,901	$3,221	$11,617	$10,981

Asset Retirement Costs-Acquired	$—	$51	$53	$84

Acquisitions	$59	$122	$377	$3,543

(1)	Includes capital costs attributable to noncontrolling interest in Egypt

APACHE CORPORATION

SUMMARY BALANCE SHEET INFORMATION

(In millions)

	December 31,	December 31,
	2013	2012

Cash and Cash Equivalents	$1,906	$160
Other Current Assets	4,460	4,802
Property and Equipment, net	52,421	53,280
Goodwill	1,369	1,289
Other Assets	1,481	1,206

Total Assets	$61,637	$60,737

Short-Term Debt	$53	$990
Other Current Liabilities	4,647	4,546
Long-Term Debt	9,672	11,355
Deferred Credits and Other Noncurrent Liabilities	11,872	12,515
Apache Shareholders’ Equity	33,396	31,331
Noncontrolling interest	1,997	—

Total Liabilities and Shareholders’ Equity	$61,637	$60,737

Common shares outstanding at end of period	396	392

APACHE CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2013	2012	2013	2012

OIL VOLUME-Barrels per day
Central	22,939	21,026	22,783	14,151
Permian	77,703	65,104	72,113	60,215
GOM Deepwater	6,530	8,355	7,386	6,848
GOM Shelf	(27)	44,752	34,099	42,873
GC Onshore	10,397	10,489	10,526	10,036

United States	117,542	149,726	146,907	134,123
Canada	16,570	17,377	17,724	15,830

North America	134,112	167,103	164,631	149,953

Egypt (1)	89,654	103,056	89,561	99,756
Australia	16,760	26,483	19,329	28,884
North Sea	64,996	65,583	63,721	63,692
Argentina	9,276	9,859	9,375	9,741

International (1)	180,686	204,981	181,986	202,073

Total (1)	314,798	372,084	346,617	352,026

NATURAL GAS VOLUME-Mcf per day
Central	264,786	287,956	272,814	242,998
Permian	191,371	184,781	189,450	180,938
GOM Deepwater	11,378	48,177	19,743	46,048
GOM Shelf	11,167	265,918	192,314	291,356
GC Onshore	104,300	103,722	107,014	92,759

United States	583,002	890,554	781,335	854,099
Canada	421,409	550,495	497,515	600,680

North America	1,004,411	1,441,049	1,278,850	1,454,779

Egypt (1)	352,616	350,406	356,454	353,738
Australia	254,853	204,961	223,433	214,013
North Sea	53,491	43,745	50,961	57,457
Argentina	190,799	204,724	187,390	213,464

International (1)	851,759	803,836	818,238	838,672

Total (1)	1,856,170	2,244,885	2,097,088	2,293,451

NGL VOLUME-Barrels per day
Central	26,083	10,231	23,034	6,518
Permian	24,115	21,997	23,379	17,966
GOM Deepwater	740	1,519	838	1,185
GOM Shelf	824	6,908	4,911	5,738
GC Onshore	2,640	2,229	2,418	2,120

United States	54,402	42,884	54,580	33,527
Canada	6,395	6,837	6,689	6,258

North America	60,797	49,721	61,269	39,785

North Sea	1,301	1,085	1,272	1,618
Argentina	1,653	2,967	2,102	3,008

International	2,954	4,052	3,374	4,626

Total	63,751	53,773	64,643	44,411

BOE per day
Central	93,153	79,250	91,286	61,169
Permian	133,713	117,898	127,066	108,338
GOM Deepwater	9,167	17,903	11,515	15,708
GOM Shelf	2,658	95,980	71,062	97,170
GC Onshore	30,421	30,005	30,780	27,615

United States	269,112	341,036	331,709	310,000
Canada	93,199	115,963	107,332	122,201

North America	362,311	456,999	439,041	432,201

Egypt (1)	148,423	161,458	148,970	158,713
Australia	59,236	60,643	56,568	64,552
North Sea	75,212	73,959	73,487	74,887
Argentina	42,729	46,946	42,709	48,326

International (1)	325,600	343,006	321,734	346,478

Total (1)	687,911	800,005	760,775	778,679

Total excluding noncontrolling interests	661,484	800,005	754,114	778,679

(1) Includes production volume per day attributable to noncontrolling interest in Egypt

Oil (b/d)	15,521	—	3,912	—
Gas (Mcf/d)	65,437	—	16,494	—

8

APACHE CORPORATION

PRICE INFORMATION

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2013	2012	2013	2012

AVERAGE OIL PRICE PER BARREL
Central	$92.67	$82.55	$93.45	$86.48
Permian	93.44	81.40	93.50	88.18
GOM Deepwater	95.04	103.06	105.04	105.17
GOM Shelf	NM	105.27	109.57	108.52
GC Onshore	97.06	105.21	106.09	107.83
United States (1)	93.36	91.01	98.14	94.98
Canada	79.44	82.08	87.00	84.89
North America (1)	91.64	90.08	96.94	93.91
Egypt	108.56	107.80	107.94	110.92
Australia (1)	114.06	111.34	110.42	115.22
North Sea (1)	107.08	106.17	107.48	107.97
Argentina	83.22	74.53	79.05	75.89
International (1)	107.24	106.14	106.55	108.92
Total (1)	100.59	98.93	101.99	102.53

AVERAGE NATURAL GAS PRICE PER MCF
Central	$3.62	$3.79	$3.72	$3.26
Permian	3.80	3.75	3.77	3.34
GOM Deepwater	3.61	3.48	3.34	2.99
GOM Shelf	NM	3.51	3.82	3.01
GC Onshore	3.69	3.47	3.80	2.92
United States (1)	3.77	4.05	3.84	3.74
Canada (1)	3.34	4.03	3.23	3.42
North America (1)	3.59	4.04	3.61	3.61
Egypt	3.00	4.02	2.99	3.90
Australia	4.15	4.88	4.43	4.55
North Sea	10.58	10.11	10.43	8.95
Argentina	3.11	2.98	2.96	2.87
International	3.85	4.30	3.84	4.15
Total (1)	3.71	4.14	3.70	3.80

AVERAGE NGL PRICE PER BARREL
Central	$28.34	$27.06	$25.61	$27.48
Permian	29.90	29.95	27.94	32.97
GOM Deepwater	35.80	32.34	33.23	33.06
GOM Shelf	NM	28.17	28.52	32.04
GC Onshore	36.75	36.60	32.44	40.04
United States	29.50	29.40	27.29	32.19
Canada	36.82	33.59	30.50	34.63
North America	30.27	29.98	27.64	32.57
North Sea	80.43	94.42	73.06	77.11
Argentina	17.68	22.76	23.64	21.55
International	45.31	41.96	42.27	40.98
Total	30.96	30.88	28.40	33.45

(1)	Prices reflect the impact of financial derivative hedging activities.

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of income attributable to common stock to adjusted earnings:

The press release discusses Apache’s adjusted earnings. Adjusted earnings exclude certain items that management believes affect the comparability of operating results and are meaningful for the following reasons:

•	Management uses adjusted earnings to evaluate the company’s operational trends and performance relative to other oil and gas producing companies.

•	Management believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings for items that may obscure underlying fundamentals and trends.

•	The reconciling items below are the types of items management believes are frequently excluded by analysts when evaluating the operating trends and comparability of the company’s results.

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2013	2012	2013	2012

Income Attributable to Common Stock (GAAP)	$174	$649	$2,188	$1,925

Adjustments:
Oil & gas property write-downs, net of tax	139	18	659	1,427
Deferred tax on distributed foreign earnings	225	—	225	—
Commodity derivative mark-to-market, net of tax	54	51	142	51
Deferred tax adjustments	43	226	58	226
Acquisitions, divestitures & transition, net of tax	21	2	21	19
North Sea decommissioning tax rate adjustment	—	—	—	118
Unrealized foreign currency fluctuation impact on deferred tax expense	(25)	(39)	(123)	1

Adjusted Earnings (Non-GAAP)	$631	$907	$3,170	$3,767

Net Income per Common Share-Diluted (GAAP)	$0.43	$1.64	$5.50	$4.92

Adjustments:
Oil & gas property write-downs, net of tax	0.35	0.04	1.63	3.53
Deferred tax on distributed foreign earnings	0.56	—	0.55	—
Commodity derivative mark-to-market, net of tax	0.13	0.56	0.35	0.56
Deferred tax adjustments	0.11	—	0.14	0.30
Acquisitions, divestitures & transition, net of tax	0.05	0.13	0.05	0.13
North Sea decommissioning tax rate adjustment	—	—	—	0.04
Unrealized foreign currency fluctuation impact on deferred tax expense	(0.06)	(0.10)	(0.30)	—

Adjusted Earnings Per Share-Diluted (Non-GAAP)	$1.57	$2.27	$7.92	$9.48

Total income tax provision (GAAP)	$512	$973	$1,928	$2,876

Adjustments:
Tax effect of oil & gas property write-downs	229	10	517	485
Foreign currency fluctuation impact on deferred tax expense	25	39	123	(1)
Tax impact on commodity derivative mark-to-market	30	28	79	28
Tax impact on acquisition, divestitures & transition costs	12	—	12	12
North Sea decommissioning tax rate adjustment	—	—	—	(118)
Deferred tax adjustments	(43)	(226)	(58)	(226)
Deferred tax on distributed foreign earnings	(225)	—	(225)	—

Adjusted total income tax provision	$540	$824	$2,376	$3,056

Adjusted Effective Tax Rate (Non-GAAP)	44.0%	47.2%	42.1%	44.3%

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of net cash provided by operating activities to cash from operations before changes in operating assets and liabilities:

The press release discusses Apache’s cash from operations before changes in operating assets and liabilities. It is presented because management believes the information is useful for investors because it is used internally and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies, and is frequently included in published research when providing investment recommendations. Cash from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity, but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.

The following table reconciles net cash provided by operating activities to cash from operations before changes in operating assets and liabilities.

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2013	2012	2013	2012
Net cash provided by operating activities	$2,477	$2,082	$9,835	$8,504
Changes in operating assets and liabilities	(400)	721	(81)	1,741

Cash from operations before changes in operating assets and liabilities	$2,077	$2,803	$9,754	$10,245

APACHE CORPORATION

OIL & GAS RESERVES INFORMATION

For the Year Ended December 31, 2013

OIL (Mbbl)

	U.S.	Canada	Egypt[1]	Australia	North Sea	Argentina	Total[1]
Balance - Dec 31, 2012	677,905	150,345	124,034	63,861	147,654	18,826	1,182,625
Extensions and Discoveries	133,227	10,177	43,738	2,539	1,543	998	192,222
Purchases	85	—	5	—	3,623	—	3,713
Revisions	1,683	(531)	457	(118)	18	24	1,533
Production	(53,621)	(6,469)	(32,690)	(7,055)	(23,258)	(3,422)	(126,515)
Sales	(105,463)	(16,630)	—	—	—	—	(122,093)

Balance - Dec 31, 2013	653,816	136,892	135,544	59,227	129,580	16,426	1,131,485

NGL’s (Mbbl)

	U.S.	Canada	Egypt[1]	Australia	North Sea	Argentina	Total[1]
Balance - Dec 31, 2012	215,397	34,254	—	—	2,818	5,883	258,352
Extensions and Discoveries	69,231	4,014	—	—	—	—	73,245
Purchases	45	—	—	—	295	—	340
Revisions	1,591	546	—	—	1	3	2,141
Production	(19,922)	(2,442)	—	—	(464)	(767)	(23,595)
Sales	(18,319)	(303)	—	—	—	—	(18,622)

Balance - Dec 31, 2013	248,023	36,069	—	—	2,650	5,119	291,861

Oil & NGL’s

	U.S.	Canada	Egypt[1]	Australia	North Sea	Argentina	Total[1]
Balance - Dec 31, 2012	893,302	184,599	124,034	63,861	150,472	24,709	1,440,977
Extensions and Discoveries	202,458	14,191	43,738	2,539	1,543	998	265,467
Purchases	130	—	5	—	3,918	—	4,053
Revisions	3,274	15	457	(118)	19	27	3,674
Production	(73,543)	(8,911)	(32,690)	(7,055)	(23,722)	(4,189)	(150,110)
Sales	(123,782)	(16,933)	—	—	—	—	(140,715)

Balance - Dec 31, 2013	901,839	172,961	135,544	59,227	132,230	21,545	1,423,346

GAS (MMcf)

	U.S.	Canada	Egypt[1]	Australia	North Sea	Argentina	Total[1]
Balance - Dec 31, 2012	3,185,907	2,137,884	895,491	1,670,070	112,304	462,550	8,464,206
Extensions and Discoveries	306,721	359,493	44,382	13,351	2,750	16,515	743,212
Purchases	855	—	—	—	10,680	—	11,535
Revisions	61,247	109,551	2,413	(101)	32	49	173,191
Production	(285,187)	(181,593)	(130,106)	(81,553)	(18,601)	(68,397)	(765,437)
Sales	(596,417)	(691,878)	—	—	—	—	(1,288,295)

Balance - Dec 31, 2013	2,673,126	1,733,457	812,180	1,601,767	107,165	410,717	7,338,412

TOTAL BOE (Mboe)

	U.S.	Canada	Egypt[1]	Australia	North Sea	Argentina	Total[1]
Balance - Dec 31, 2012	1,424,287	540,913	273,283	342,206	169,189	101,801	2,851,679
Extensions and Discoveries	253,578	74,107	51,135	4,764	2,001	3,751	389,336
Purchases	273	—	5	—	5,698	—	5,976
Revisions	13,482	18,274	859	(135)	24	35	32,539
Production	(121,074)	(39,177)	(54,374)	(20,647)	(26,822)	(15,589)	(277,683)
Sales	(223,185)	(132,246)	—	—	—	—	(355,431)

Balance - Dec 31, 2013	1,347,361	461,871	270,908	326,188	150,090	89,998	2,646,416

Proved developed reserves:
Oil + NGL’s (Mbbls)	642,467	106,625	119,242	22,524	102,761	18,305	1,011,924
Gas (Mboe)	334,328	215,737	103,638	104,424	14,696	48,189	821,012

Balance - Dec 31, 2013 (Mboe)	976,795	322,362	222,880	126,948	117,457	66,494	1,832,936

(1)	Includes reserves attributable to noncontrolling interest in Egypt.

APACHE CORPORATION

OIL & GAS RESERVES AND COSTS

For the Year Ended December 31, 2013

Reserve Additions (Mboe)

	U.S.	Canada	Egypt (1)	Australia	North Sea	Argentina	Other	Total (1)

Extensions and Discoveries	253,578	74,107	51,135	4,764	2,001	3,751	—	389,336
Purchases	273	—	5	—	5,698	—	—	5,976

Additions excluding revisions	253,851	74,107	51,140	4,764	7,699	3,751	—	395,312

Revisions	13,482	18,274	859	(135)	24	35	—	32,539

Total	267,333	92,381	51,999	4,629	7,723	3,786	—	427,851

Capital Cost Information (Non-GAAP) (in millions)

	U.S.	Canada	Egypt (1)	Australia	North Sea	Argentina	Other	Total (1)
Exploration & Development, excluding Capitalized Interest and Asset Retirement Cost (ARC)	$5,473	$720	$1,166	$1,179	$874	$182	$22	$9,616
Acquisitions, excluding ARC - Acquired
Proved	17	—	35	—	72	—	—	124
Unproved	—	137	11	—	17	—	—	165

Total	$5,490	$857	$1,212	$1,179	$963	$182	$22	$9,905

Reconciliation of Exploration and Development Costs to Exploration and Development Costs, excluding Capitalized Interest and Asset Retirement Cost, a Non-GAAP Financial Measure

Presented below is a reconciliation of exploration and development costs (GAAP) to exploration and development costs, excluding capitalized interest and asset retirement cost (Non-GAAP). Management believes exploration and development costs, excluding capitalized interest and asset retirement cost is a more accurate reflection of the expenditures during the current year.

	U.S.	Canada	Egypt (1)	Australia	North Sea	Argentina	Other	Total (1)

Exploration & Development Costs (in millions)	$6,192	$772	$1,181	$1,165	$913	$195	$22	$10,440
Less: Capitalized Interest	(239)	(35)	(15)	(16)	(25)	(10)	—	(340)
Less: ARC	(480)	(17)	—	30	(14)	(3)	—	(484)

Total Adds	$5,473	$720	$1,166	$1,179	$874	$182	$22	$9,616

Reconciliation of Total Acquisition Costs to Acquisitions, excluding Asset Retirement Cost - Acquired, a Non-GAAP Financial Measure

Presented below is a reconciliation of total acquisition costs (GAAP) to acquisitions, excluding asset retirement cost - acquired (Non-GAAP). Management believes acquisitions, excluding asset retirement cost - acquired is a more accurate reflection of the costs of acquisitions during the current year.

	U.S.	Canada	Egypt (1)	Australia	North Sea	Argentina	Other	Total (1)
Total Acquisition Costs (in millions)
Proved	$17	$—	$35	$—	$125	$—	$—	$177
Unproved	—	137	11	—	17		—	165
Less: ARC - Acquired	—	—	—	—	(53)	—	—	(53)

Acquisitions, excluding ARC - Acquired	$17	$137	$46	$—	$89	$—	$—	$289

(1)	Includes reserves and costs attributable to noncontrolling interest in Egypt.